Exhibit 5.1




                                           November 17, 2000

SmartDisk Corporation
3506 Mercantile Avenue
Naples, Florida 34104

         Re:      Offering of Common Stock of SmartDisk Corporation

Ladies and Gentlemen:

         On the date hereof, SmartDisk Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by certain selling stockholders of 1,576,768 shares of the Company's Common Stock, par value $0.001 per share (the "Shares").

         We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering of the Shares by the selling stockholders and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records or instruments.

         Based upon the foregoing examination, we are of the opinion that the Shares have been, or when issued will be, duly and validly authorized and issued and are, or when issued will be, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the

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SmartDisk Corporation
November 17, 2000
Page 2



category of persons whose consent is required by Section 7 of the Act or rules and regulations of the Commission thereunder.

                                                    Sincerely,



                                                    /s/ Greenberg Traurig, P.A.